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                                                           EXHIBIT 10(k)(i)


                                FIRST AMENDMENT:
                   LEASE EXTENSION AND MODIFICATION AGREEMENT

        AGREEMENT, made as of the first day of January 1998, by and between LECHAR REALTY CORP., a New York corporation, with its principal office address at 1441 Broadway, New York, New York 10018, hereinafter referred to as "Owner"; and LIZ CLAIBORNE INC., a Delaware corporation, qualified to do business in the State of New York, with its principal office and showroom address at 1441 Broadway, New York, New York 10018, hereinafter referred to as "Tenant".

                              W I T N E S S E T H

         WHEREAS, Owner and Tenant are parties to a written Agreement of Lease, dated as of the 1st day of January 1990, hereinafter referred to as the "Original Lease", as amended by letter agreement dated August 4, 1994, such letter and the Original Lease are hereinafter collectively referred to as the "Lease", for a portion(s) of the building at 1441 Broadway, a/k/a 575 Seventh Avenue, New York City, New York, hereinafter referred to as the "Building" (except as may be otherwise expressly specified in this document, all definitions in the Lease remain in effect in this Agreement); and

         WHEREAS, Tenant and Owner have agreed to modify the Lease upon the terms and conditions hereinafter set forth (hereinafter referred to as this "First Amendment"):

         NOW, THEREFORE, in consideration of TEN ($10.00) DOLLARS in hand paid to the other, and for other and further valuable consideration, including the mutual covenants hereinafter set forth, Owner and Tenant agree as follows:





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1.       The Lease is amended and modified as follows:

         A.       ARTICLE 1 OF THE ORIGINAL LEASE, DEMISE AND RENT:

                  Exhibit A-1 attached hereto sets forth the Demised Premises as of January 1, 1998.

                  9TH-13TH LINES: "for a term (the "Term") of twelve (12) years ... to commence on the 1st day of January nineteen hundred and ninety, and to end on the 31st day of December two thousand and one, both dates inclusive," is changed to:

                  "for a term (the "Term") of twenty-three (23) years, commencing January 1, 1990, and expiring December 31, 2012, both dates inclusive,".

                  13TH LINE: Exhibit B to the Original Lease, setting forth the Fixed Annual Rent, is amended by modifying and changing the 1/1/99-12/31/01 rental amounts to now read:

"Period                                   Fixed Annual Rent
-------                                   ------------------
1/1/99-10/31/99                           At a rate of $44.95 per rentable square foot per 12-month
                                          period

11/1/99-12/31/12                          At a rate of $35.00 per rentable square foot per 12-month
                                          period"

                  Paragraph 2 of the letter agreement dated August 4, 1994, between the parties hereto is modified so that from and after November 1, 1999, the 9,006 rentable square feet of mezzanine area in the Building referred to therein is leased to Tenant at the same base rent as Tenant's other leased space in the Building.




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B.         ARTICLE 36 OF THE ORIGINAL LEASE, TAXES:

           PAGE 43 (TOP), ARTICLE 36(A)(ii): The following is added after the words "...if any.": ", through December 31, 1998. Effective January 1, 1999, 'Base Taxes' shall mean the sum of fifty (50%) percent of the Taxes payable during the Tax Year commencing on July 1, 1997 and fifty (50%) percent of the Taxes payable during the Tax Year commencing on July 1, 1998, in each instance including the (Protected Amount, if any."

           PAGE 44, ARTICLE 36(A)(x), 2ND LINE: "sewer rents and governmental charges of any nature (to the extent not charged to Tenant pursuant to another Article hereof)" is deleted, and the following is added to
           Article 36 (A) (x), second line: "and business improvement district taxes."

           THE FOLLOWING IS ADDED TO ARTICLE 36 OF THE ORIGINAL LEASE: "(E) Tenant shall continue to pay to Owner, through December 31, 1998, as additional rent, within ten (10) days after Tenant's receipt of an invoice therefor, Tenant's Proportionate Tax Share of business improvement district taxes assessed against the Building Project."

C.         ARTICLE 37 OF THE ORIGINAL LEASE, PORTERS WAGE AND CPI:

           The title of this Article is amended to: "PORTERS WAGE AND CPI; OPERATING EXPENSE ESCALATION"

           ARTICLE 37(D)(i), PAGE 49, 2ND LINE: after "... during the Term,": the following is added, "through October 31, 1999,".

           ARTICLE 37(D)(i), PAGE 50: The following is added: "The Prior Wage Rate Increase Per Square Foot shall be equal to that applicable for 1998 in determining the Current Wage Rate Increase effective January 1, 1999, with




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           Tenant being liable to pay the same amount it owed for and in respect of 1998 under this Article, without application of Article 37 (D) (ii) below. No additional rent shall be payable in respect of the period after October 1, 1999, based on changes in the Wage Rate."

           THE FOLLOWING IS ADDED TO ARTICLE 37: "(H) OPERATING EXPENSE ESCALATION Effective January 1, 2000, subparagraph (A)-(D) and (F), above, are hereby replaced with this provision and Tenant shall thereupon and thereafter pay to Owner as additional rent, an operating expense escalation in lieu of the escalations heretofore provided under this Article 37, in accordance with the following:

           a. Definitions: For the purpose of this Article, the following definitions shall apply:

                  (i) The term "Base Year" as hereinafter set forth for the determination of operating expense escalation, shall mean the calendar year 1998.

                  (ii) The term the "Percentage" for purposes of computing operating expense escalation, shall mean Tenant's Proportionate Share as defined in Article 36, above.

                  (iii) The term "the Building Project" shall mean the aggregate combined parcel of the Land and the Building, with all the improvements thereof and thereon.

                  (iv) The term "Comparative Year" shall mean the twelve (12) months of the Year 2000, and each subsequent period of twelve
                  (12) months.

                  (v) Except as may hereinafter otherwise be expressly specified, the term "Expenses" shall mean the total of all the costs and expenses incurred or borne by Owner with respect to the operation and maintenance of the Building Project and the services provided tenants therein, including, but not limited to, the costs and expenses incurred for and with respect to: steam and any other fuel; water rates





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                  and sewer rents (to the extent not included in Taxes);
                  mechanical ventilation and air-conditioning (only to the extent Owner is providing same to the Demised Premises per
                  Article 27(C)(ii), only, and to public or common areas of the Building); heating; cleaning, by contract or otherwise, for non-tenant areas only; elevators; escalators; porters and matron service; Building electric current (i.e., Building electric current shall be deemed to mean all electricity purchased for the common areas and common elements of the Building as determined by survey, and shall exclude that which is redistributed to tenants in the Building); protection and security; lobby decoration; repairs and/or replacements of non-capital items which are appropriate for the continued operation of the Building as a first-class building; maintenance; painting and repair of non-tenant areas (including any public or common areas); fire, extended coverage, boiler and machinery, sprinkler, apparatus, public liability and property damage, rental and plate glass insurance and any other insurance as may be reasonably (i.e. as would be required by an institutional lender) required by a mortgagee, with customary deductibles; management fees; supplies; wages, salaries, disability benefits, pensions, hospitalization, retirement plans and group insurance respecting employees of the Building up to and including the building manager; uniforms and working clothes for such employees and the cleaning thereof, and expenses imposed pursuant to law or to any collective bargaining agreement with respect to such employees; worker's compensation insurance, payroll, social security, unemployment and other similar taxes with respect to such employees; and reasonable association fees or dues (pertaining to maintenance, upkeep and repairs and operation of the non-tenant areas of the Building Project only); costs and fees for accounting,



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                  bookkeeping, auditing, consulting, legal and other
                  professional services; and sales and use taxes levied upon any Expenses.

                  Provided, however, that the foregoing costs and expenses shall exclude or have deducted from them as the case may be and as shall be appropriate:

                  (a) Leasing commissions;

                  (b) Managing agents' fees or commissions in excess of the rates then customarily charged for building management for buildings of like class and character;

                  (c) Executives' salaries above the grade of building manager;

                  (d) Expenditures for capital improvements except those which under generally accepted accounting principles ("GAAP") are expensed and except for capital expenditures required by law, in either of which cases portions of the cost thereof shall only be included in Expenses only to the extent that such costs are amortized on a straight line basis over the useful life of the capital improvement, as set by GAAP;

                  (e) Expenses reimbursed by insurance or other third-party payors, to the extent the proceeds actually cover, pay for or reimburse expenses which were previously or would be included in Expenses hereunder;

                  (f) Cost of repairs or replacements incurred by reason of fire or other casualty or caused by the exercise of the rights of eminent domain;

                  (g) Advertising and promotional expenditures, pertaining to leasing or the Building Project in general or otherwise;

                  (h) Legal fees for disputes with tenants and/or mortgagees, and all other legal and auditing fees except legal and auditing fees reasonably incurred in connection with the maintenance and operation of the Building Project or in connection with




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                  the preparation of statements required pursuant to additional rent or lease escalation provisions;

                  (i) The incremental cost of furnishing services such as overtime HVAC to any tenant at such tenant's expense; costs incurred in performing work or furnishing services for individual tenants (including this Tenant) at such tenant's expense.

                  (j) The cost of electricity and other utilities furnished to space leased or held available for lease to any tenant;

                  (k) Water charges and sewer rents that are separately metered or otherwise paid for by specific tenants or that are included within the definition of Taxes;

                  (l) Work performed to prepare space for leasing or to improve leased space;

                  (m) Principal, interest and other payments or expenditures made under, pursuant to or in connection with any loan, including, without limitation, any mortgage encumbering the Building Project or any interest therein;

                  (n) The cost of correcting defects (latent or otherwise) in the construction of the Building;

                  (o) That portion of charges for cleaning, security and elevator, air conditioning or other maintenance provided to the Building Project, which are in excess of reasonably competitive rates or which relate to any space leased or available for lease, it being understood that such charges shall only be included to the extent that they relate to common areas and common elements of the Building Project;

                  (p) Payments for rented equipment, the cost of which equipment would constitute an excluded capital expenditure if the equipment were purchased (if not





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                  excluded by reason of clause (d) above, such payments shall be treated as a purchase under clause (d), above;

                  (q) Depreciation and other non-cash expenses.

                  (r) Penalty interest, late charges, penalties and penalty surcharges imposed with respect to any costs otherwise included in Expenses;

                  (s) Judgments, settlements and/or court costs and litigation costs for any actions, claims, proceedings or violations of law, or with respect to the enforcement of any leases or licenses in the Building;

                  (t) Rent and other payments or expenditures made under, pursuant to or in connection with any ground or underlying lease or leases or any interest therein;

                  (u) Owner's and lender's title insurance;

                  (v) Taxes;

                  (w) Any expenditure, for which Owner is being or is to be paid, compensated or reimbursed by any particular tenant(s) or other party. There shall not be included in Expenses and Tenant shall not be subject to expenses incurred outside common areas by Owner for another tenant;

                  (x) The portion of wages, salaries or other compensation paid to any employees who do not perform services exclusively for the Building that is allocable to their other activities;

                  (y) Owner's general and administrative expenses not relating to operation of the Building Project;

                  (z) Consulting fees relating to any capital expenditures, except as to cost savings permitted below;

                  (aa) Any connection charges imposed by any utility service providers to the Building, except if viewed by GAAP as an Expense item;




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                  (bb) Any costs representing an amount paid to a party
                  affiliated with or related to Owner which is in excess of the amount which would have been paid in the absence of such relationship (i.e., it shall not exceed then existing reasonable competitive rates or prices);

                  (cc) The cost of installing, operating and maintaining any specialty service or facility such as an observatory, broadcasting facility, luncheon club, retail store, sundry shop, newsstand, rooftop or other sign, concession or athletic or recreational club. However, the cost of operating and maintaining any of the foregoing shall be an includable Expense, only if they are common areas of the Building and are available without charge(s) to all tenants.

                  (dd) Costs resulting from the negligence, willful misconduct or wrongful acts of Owner or its, agents, employees, contractors or other tenants.

                  (ee) The cost of window cleaning, except for windows in common and public areas.

                  If Owner shall purchase any item of capital equipment or make any capital expenditure designed to result in savings or reductions in Expenses, then the cost(s) of same shall be included in expenses only to the extent of the savings or reductions in Expenses resulting therefrom. Such costs of capital equipment or capital expenditures are so to be included in Expenses for the Comparative Years, on a straight line basis, only to the extent that such items are amortized over such period of time as are prescribed by GAAP. If Owner shall lease any such item of capital equipment designed to result in savings or reductions in Expenses, then the rental and other costs paid pursuant to such leasing shall be included in Expenses



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                  for the Comparative Year in which they were incurred to the extent of the savings realized thereby.

                  If during all or part of the Base Year or any Comparative Year, Owner shall not furnish any particular item(s) of work or service (which would constitute an Expense hereunder) to portions of the Building Project due to the fact that such portions are not occupied or leased, or because such item of work or service is not required or desired by the tenant of such portion, or such tenant is itself obtaining and providing such item of work or service, or for other reasons, then, for the purposes of computing the additional rent payable hereunder, the amount of the expenses for such item for such period shall be increased by an amount equal to the additional operating and maintenance expenses which would reasonably have been incurred during such period by Owner if it had at its own expense furnished such item of work or services to such portion of the Building Project.

           b. 1. Commencing January 1, 2000, and continuously thereafter during the Term, if the Expenses for any Comparative Year shall be greater than the Expenses for the Base Year, Tenant shall pay to Landlord as additional rent for such Comparative Year, in the manner hereinafter provided, an amount equal to the Percentage of the excess of the Expenses for such Comparative Year, over the Expenses for the Base Year (such amount being hereinafter called the "Expense Payment").

                  Following the expiration of each Comparative Year, but not later than six (6) months thereafter, and after receipt of necessary information and computations from Owner's certified public accountant, Owner shall submit to Tenant a




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                  statement, as hereinafter described, setting forth the
                  Expenses for the preceding Comparative Year, the Expenses for the Base Year, and the Expense Payment, if any, due to Owner from Tenant for such Comparative Year. If such statement shows an Expense Payment due from Tenant to Owner with respect to the preceding Comparative Year then (i) Tenant shall make payment of any unpaid portion thereof within ten
                  (10) days after receipt of such statement (if Tenant may have overpaid, then Owner shall either refund the amount overpaid within ten (10) days of such statement being delivered to Tenant, or at Owner's option give Tenant a base rent credit in such amount to be applied by Tenant in the next ensuing month); and (ii) Tenant shall also pay to Owner, as additional rent, within ten (10) days after receipt of such statement, an amount equal to the product obtained by multiplying the total Expense Payment for the preceding Comparative Year by a fraction, the denominator of which shall be 12 and the numerator of which shall be the number of months of the current Comparative Year which shall have elapsed prior to the first day of the month immediately following the rendition of such statement; and (iii) Tenant shall also pay to Owner, as additional rent, commencing as of the first day of the month immediately following the rendition of such statement and on the first day of each month thereafter until a new statement is rendered, 1/12th of one hundred and five (105%) percent of the total Expense Payment for the preceding Comparative Year. The payments required to be made under (ii) and (iii), above, shall be credited toward the Expense Payment due from Tenant for the then current Comparative Year, subject to adjustment as and when the statement for such current Comparative Year is rendered by Owner. With respect to the Year 2000, the month after Owner shall have submitted to Tenant an Expense Statement for 1998 and an Expense





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                  Statement for 1999 and continuing the first day of each
                  consecutive month through December 2000, Tenant shall pay its Proportionate Share of the increase in 1999 Expenses over the 1998 Expenses multiplied by 105% in equal monthly installments (i.e., determined by dividing Tenant's Proportionate Expense Share by twelve with Tenant paying for the months through the statement delivery date within ten
                  (10) days, and then monthly thereafter); such payment shall be .on account of the Expense Payment due for the Year 2000 with any adjustment determined in 2001 as aforestated; it being agreed that there is no Expense Payment in respect of the Year 1999.

                  2. The statements of the Expenses to be furnished by Owner as provided above shall be certified by Owner or its managing agent, and shall be prepared in reasonable detail in accordance with GAAP. The statements thus furnished to Tenant shall constitute a final determination as between Owner and Tenant of the Expenses for the period represented thereby, unless Tenant within two (2) years after they are furnished shall give a notice to Owner that it disputes their accuracy or their appropriateness, which notice shall specify the particular respects in which the statement is claimed to be inaccurate or inappropriate. Pending the resolution of any dispute respecting such statements, in accordance with
                  Article 45, below, Tenant shall pay the additional rent due under this Article to Owner in accordance with the statements furnished by Owner. Upon resolution of any such dispute, monetary adjustment(s) determined by the arbitrator(s) to be appropriate shall be made by the parties hereto.

                  3. In no event shall the fixed annual rent under this Lease be reduced by virtue of this Article.




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                  4. Upon the date of any expiration or termination of this
                  Lease whether the same be the date hereinabove set forth for the expiration of the Term or any prior or subsequent date, a proportionate share of said additional rent for the Comparative Year during which such expiration or earlier termination occurs shall immediately become due and payable by Tenant to Owner, if it was not theretofore already billed and paid. The said proportionate share shall be based upon the length of time that this Lease shall have been in existence during such Comparative Year. Owner shall, as soon as reasonably practicable, compute the additional rent due under this Article from Tenant, as aforesaid, which computations shall either be based on that Comparative Year's actual figures or be an estimate based upon the most recent statements theretofore prepared by Owner and furnished to Tenant under subdivisions 1 and 2, above. If an estimate is used, then Owner shall cause statements to be prepared on the basis of the Comparative Year's actual figures promptly after they are available, and thereupon, Owner and Tenant shall make appropriate adjustments of any estimated payments theretofore made.

                  5. Owner's and Tenant's obligations to make the adjustments referred to in subdivision 4, above, shall survive any expiration or termination of this Lease.

                  6. Any delay or failure of Owner in billing any escalation hereinabove provided shall not constitute a waiver of or in any way impair the continuing obligation of Tenant to pay any escalation hereunder, provided a bill therefor is furnished to Tenant within two (2) years after the expiration of the period to which such bill or invoice applies."





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D.       ARTICLE 43 OF THE ORIGINAL LEASE, RENT ABATEMENT & CONSTRUCTION
         ALLOWANCE: The title to this Article is changed to: TENANT REIMBURSEMENTS.

         SUBPARAGRAPHS (A) AND (B) ARE DELETED, AND REPLACED WITH:

         "(A) Subject to Owner's set-off(s) of any and all rent and additional rent Tenant may owe Owner through November 1, 1999, on November 1, 1999, Tenant shall be entitled to payment from Owner of (and Owner hereby agrees to pay Tenant ) $4,142,910.00 and Tenant shall be entitled to an abatement of all base rent and Article 37 escalation payments due in respect of the period from November 1, 1999 to and including December 31, 1999, only.

         (B) On December 1, 2012, Owner shall pay to Tenant the sum of $632,944.00, together with interest on said principal sum calculated from January 1, 2000, to the date of payment at four (4%) percent per annum based upon a 360-360 day year, hereinafter referred to as the 'Payment'. The Payment shall be secured by Owner's delivery to Tenant by January 5, 2000 of a zero-coupon bond with a rating of A or if available, AA, as set by Standard & Poor's, earning interest at 4% per annum. Owner shall receive the return of the bond given as security from Tenant in exchange for the Payment, unless said security has been negotiated prior thereto or otherwise disposed of by Tenant, in which event the Payment shall be deemed to have been made in full. Owner shall pay to Tenant, subject to set-off(s) for any rent and additional rent then owing to Owner, yearly on the third business day after each New Year Day, commencing January 2001 until the Payment is made, four (4%) percent per annum, based upon a 360-360 day year, on the




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         actual amount of the cost to Owner of the aforestated zero-coupon bond
         (this is hereinafter referred to as the "Interest Payment")."

         (C) With respect to any sum which may be due to Tenant as set forth in subparagraph (A) or (B), above, in the event that Owner does not remit a sum due to Tenant thereunder within ten (10) days of receipt of written notice from Tenant that same is due, but has not been received, and Owner failing to thereupon pay the sum so noticed and due, then Tenant shall be entitled to set-off such sum(s) due, with an interest factor at the Interest Rate (calculated from the due date of the payment) against Tenant's ensuing rental obligations to Owner."

E. ARTICLE 41 OF THE ORIGINAL LEASE, ADDITIONAL SPACE: Exhibits C-1 and C-2 are replaced with Exhibits "New C-1" and "New C-2" annexed hereto, which shall be Automatic Option Space and Contingent Option Space as of January 1, 1998.

         ARTICLE 41 (A), PAGE 62 (TOP), 7TH-10TH LINES: " , at the per square foot fixed rental rate then applicable as provided in Exhibit B, appropriately prorated for any partial calendar year and subject to the provisions of

         ARTICLE 43 BELOW IS DELETED AND CHANGED TO READ: " , at a per square foot fixed base rental rate of ninety-five (95%) percent of the then fair market rental value for the particular Automatic Option Space (It being understood that the rents set forth on Exhibit B hereto shall be inapplicable and disregarded.)"





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         ARTICLE 41(B), PAGE 63, 19TH-22ND LINES: " , at the per square foot fixed rental rate then applicable as herein specified appropriately prorated for any partial calendar year and subject to the provisions of

         ARTICLE 43 BELOW IS CHANGED TO: " , at a per square foot fixed base rental rate of ninety-five (95%) percent of the then fair market rental value for the particular Contingent Option Space (It being understood that the rents set forth on Exhibit B hereto shall be inapplicable and disregarded.)"

         ARTICLE 41(E), PAGE 65:   is deleted.

         ARTICLE 41(F) (LAST SENTENCE) IS CHANGED TO READ: "However, upon expiration or earlier termination of the lease for such space (following renewal periods, if any, if expressly set forth in such lease), Tenant shall have the right again to lease such space as though it were Automatic Option Space, unless such space is leased by Segrets, Ellen Tracy, Donna Ricco, Karen Kane or Leon Charney or successors to the business thereof, in which event Tenant shall have the right to lease such space as though it were Contingent Option Space."

F.       ALL REFERENCES TO FREIGHT ELEVATOR #9 IN THE LEASE ARE CHANGED TO
         "#11".


G.       ARTICLE 55 OF THE ORIGINAL LEASE, OWNER REPRESENTATION:

         3RD LINE: "Lechar Realty Associates, a New York partnership", is changed (has been converted) to: "Lechar Realty, L.L.C., a New York limited liability company,".




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H.       ARTICLE 3 OF THE ORIGINAL LEASE, ALTERATIONS:

         ARTICLE 3(F), PAGE 5, THE 3RD SENTENCE: requiring Tenant at Owner's request to remove internal bathrooms, is deleted.

         IN THE 2ND SENTENCE OF SAID SUBPARAGRAPH: shall not be construed so as to require Tenant to remove any internal bathrooms.

         IN THE EXISTING 4TH SENTENCE: "two (2)" is deleted.

         IN THE EXISTING 5TH SENTENCE: "three (3)" is changed to: "two (2)".


I.       ARTICLE 4 OF THE ORIGINAL LEASE.  REPAIRS AND MAINTENANCE:

         ARTICLE 4(D), MIDDLE OF PAGE 7: "Elevator #9" is changed to "Elevator #11."

         THE NEXT TO LAST SENTENCE IS CHANGED TO READ: "Tenant, at its sole cost and expense, may install wiring, panels and signal buttons in the #11 elevator to enable it to stop at floors it occupies and uses between floor 1 through 34. Such changes shall be subject to Owner's prior written consent, not to be unreasonably withheld or delayed."

J.       ARTICLE 9 OF THE ORIGINAL LEASE.  DESTRUCTION, FIRE AND OTHER
         CASUALTY:



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         ARTICLE 9(F), PAGE 14: is deleted and replaced with: "Waiver of
         Subrogation. Not-withstanding anything else to the contrary in this Lease, each party shall look first to any insurance in its favor before making any claim against the other party for recovery for loss or damage resulting from fire or other casualty, and to the extent that such insurance is in force and collectible and to the extent permitted by law, Owner and Tenant each hereby releases and waives all right of recovery against the other or any one claiming through or under each of them by way of subrogation or otherwise. Each party shall provide for this waiver of subrogation in its insurance policy(ies) it maintains pursuant to Article 40 (B), below. If either party fails to carry the insurance required in Article 40 (B), below, such party shall be deemed to release and waive all rights of recovery against the other party against the other party or anyone claiming through or under each of them to the extent of the deficiency in insurance coverage."

         ARTICLE 9(K), 2ND SENTENCE, PAGE 15:   "under Article 3 hereof, ..."
         is changed to:  "under Article 4, above,...".



K.       ARTICLE 12 OF THE ORIGINAL LEASE.  ASSIGNMENT, SUBLETTING AND
         MORTGAGE:

         ARTICLE 12 (C), LAST 3 LINES, PAGE 19 (TOP): "...of managing partner and sole decision-maker of Lechar Realty Associates, the beneficial owner of the Real Property." Is changed to: "...of manager and sole decision-maker of Lechar Realty, L.L.C., the beneficial owner of the Real Property."

         PARAGRAPH (H) IS HEREBY DELETED IN ITS ENTIRETY AND REPLACED WITH: "(H) If seventy (70%) percent or more of the rentable square feet in the Building above the ground floor not leased to Tenant is occupied by tenants in the apparel industry for showrooms and design, Tenant will not permit any subtenant of the Demised Premises or any assignee of this Lease to occupy more than fifty (50%) percent of the Demised Premises for purposes other than showrooms and design facilities.

         Illustrative of the foregoing, if Tenant presently was subleasing all of the Demised Premises or had assigned this Lease, if more than 106,975 rentable square feet in the Building were occupied by tenants in the apparel industry for showrooms and design, then Tenant could not permit its sublessee or assignee to occupy more than 138,097 rentable square feet of the Demised Premises for purposes other than apparel-related showrooms and design facilities."

L.       ARTICLE 18 OF THE ORIGINAL LEASE.   FEES AND EXPENSES:

         ARTICLE 18(B), AT THE END OF THE NEXT TO LAST SENTENCE, ON PAGE 28:
         The following is added: ", at the Interest Rate."

M.       ARTICLE 27 OF THE ORIGINAL LEASE.   SERVICES PROVIDED BY OWNER:

         ARTICLE 27(A), PAGES 31-33: All references to "No. 9" or "#9" are changed to "No.11" or "#11" with the reference being the "#11 elevator."

         ARTICLE 27(A), 8TH LINE, PAGE 32 (TOP): "...servicing floors 1 through 19." is changed to:

         "...servicing floors 1 through 34."



         ARTICLE 27(A): The following is added: "In the event that any of the freight elevators are not in working order, other than due to a party's negligence or willful act, then each party agrees to cooperate during such time period until Tenant or Owner, as the case may be, can reasonably meet its needs and demands concerning its freight elevator service."

N.       ARTICLE 46 OF THE ORIGINAL LEASE.  RIGHT TO EXTEND:

         THE 3RD SENTENCE FROM THE END, PAGE 71: "There shall be no further right of extension beyond December 31, 2021." is changed to read:
         "There shall be no further right of extension beyond December 31, 2032."

O.       ARTICLE 42 OF THE ORIGINAL LEASE.  REMEASUREMENT:

         8TH SENTENCE: "448,701" is changed to: "454, 987." [This also applies to any other Article wherein "448,701" may appear.]

P. ARTICLE 38 OF THE ORIGINAL LEASE, ELECTRICITY: From and after the date hereof, Article 38 of the original lease shall be deemed to be replaced with the following:

         "38.              ELECTRICITY.

                           (A) Effective from and after the date hereof, Tenant shall obtain and Owner shall supply electricity for all of Tenant's reasonable electrical needs (as referred to in subparagraph E, below) in the Demised Premises on a surveyed basis but Tenant shall have the right at its sole cost and expense at anytime during the Term to: (i) obtain all or any part of its electricity from Owner on a submetered basis on the terms and conditions set forth in Article 38(C) below; and/or (ii) obtain all or any part of its electricity in accordance with the terms and conditions set forth in Article 38(D) below directly from any utility company serving the Building (a "Utility Company"), in each instance by means of the existing building systems, feeders, risers and wiring and/or any additional equipment required therefor, it being understood that the cost of installing any such additional equipment as well as the cost of splitting or segregating power lines shall be borne by Tenant.

                           (B) (i) The charge to Tenant for Owner's furnishing of electricity to Tenant on a survey basis (the "Electric Factor") shall equal 103% of Owner's actual out-of-pocket cost to purchase such electricity from the Utility Company supplying same to Owner. At any time during the Term (but not more often than once annually) Owner or Tenant may cause a survey to be prepared by a reputable, independent electrical consultant (to be selected by Owner and reasonably acceptable to Tenant if Owner is causing the survey to be prepared or selected by Tenant and reasonably acceptable to Owner if Tenant is causing the survey to be prepared), the cost of which survey shall be borne by whomever of Owner or Tenant causes same to be prepared. The purpose of said survey shall be to determine the cost to Owner (and charge to Tenant) for the electricity being supplied to Tenant on a survey basis. The Electric Factor shall, from time to time, be determined on the basis of the service classification, charges, taxes and rates at which Owner from time to time purchases electricity for the Building ("Owner's Electric Rate").

                           Owner's Electric Rate shall reflect all discounts received by Owner whether attributable to the Demised Premises, the Building Project or otherwise. Any and all exemptions, abatements and/or savings in Owner's Electric Rate and/or the cost of electricity directly or indirectly (by submeter or survey) payable by Tenant, arising under, or by virtue of, any incentive or similar programs actually granted to or acquired by Tenant shall be, and be deemed to belong to Tenant. Specifically and in furtherance of the foregoing, Owner specifically acknowledges and agrees that: (i) if Tenant is paying Owner for electricity pursuant to Article 38 (B) or (C) hereof any such exemptions, abatements and/or savings during the Utility Company's billing period shall be offset against and deducted (whichever is appropriate) from the additional rent otherwise due from Tenant to Owner for such billing period; and (ii) in any other event (including, without limitation, if electricity is obtained by Tenant pursuant to Article 38 (D) hereof), such exemptions, abatements and/or savings shall belong to Tenant. Owner agrees (at no cost to Owner) to cooperate with Tenant (by, for example executing any necessary documents, forms, applications reasonably acceptable to Owner) to facilitate Tenant's obtaining the exemptions, abatements and/or savings herein described. Owner's actual out-of-pocket cost to purchase electricity shall be determined by dividing Owner's cost of electricity consumed in the Building Project for a specific billing period by the number of kilowatt hours of electricity consumed in the Building Project during such billing period.

                               (ii) If Owner's Electric Rate shall change after the date hereof, the Electric Factor shall be adjusted to reflect such change in Owner's cost of providing electricity to the Demised Premises.

                               (iii)   So long as any portion of Tenant's
         electric usage is on a surveyed basis, Owner, at its cost and expense may monitor by placement upon Tenant's major equipment (including air conditioning) measuring devices or apparatus to ascertain that Tenant's electric usage conforms to the survey hours upon which the Electric Factor is based.

                           (C) (i)     If Tenant elects to obtain electricity
         for any of Tenant's electrical needs in all or any part of the Demised Premises on a submetered basis, Tenant shall have the right, at Tenant's expense and option, to install submeters (each, a "Submeter", and collectively, the "Submeters") in the Building at such locations and in such manner and of such type as Tenant shall deem reasonably appropriate to facilitate the efficient measurement of the electricity used by Tenant. From and after the installation of the Submeters and continuing throughout the period of time during the Term that such Submeters measure Tenant's electric use, Tenant, at Tenant's sole cost and expense, shall maintain, repair and replace the Submeters so that the same accurately measure Tenant's consumption of electricity in the portion(s) of the Building served by such Submeter(s) If Tenant shall fail to so maintain, repair or replace any of the Submeters for ten (10) days after receipt of written notice from Owner of the need for such maintenance, repair or replacement Owner may at Owner's option (but Owner shall not be obligated to) perform such maintenance, repair or replacement as Owner deems necessary to ensure the accurate and efficient operation of such Submeters and bill Tenant the reasonable costs and expenses incurred in connection therewith, with the next payment then due from Tenant as additional rent.

                                    (ii)  From and after the installation and
         commencement of operation of any Submeter, Tenant shall pay to Owner on account of the electricity thereafter consumed by Tenant, as measured by such Submeter, an amount (the "Submetered Electricity Charge") equal to 103% of Owner's actual out-of-pocket cost to purchase the electricity consumed by Tenant as measured by such Submeter(s) from the Utility Company supplying same. Tenant's monthly electricity usage through Submeter(s) shall be determined by monthly submeter readings (which shall be performed at Tenant's sole cost and expense by an independent company (the "Submeter Reader") that is reasonably acceptable to Owner). The method of calculating Owner's actual out-of-pocket cost to purchase the electricity consumed by Tenant shall be as set forth in Article 38 (B)(i) above. Accordingly, the Submetered Electricity Charge shall equal 103% of the product obtained by multiplying the number of kilowatt hours of electricity measured by the Submeters in a given billing period by a fraction, the numerator of which is Owner's actual out-of-pocket cost for all electricity consumed in the Building Project during such billing period and the denominator of which is the number of kilowatt hours of electricity consumed in the Building Project during such billing period.

                                    (iii)   Tenant shall pay the Submetered
         Electricity Charge set forth on the Submeter Bill (as hereinafter defined) within ten (10) days following its receipt of such bill. The parties hereto agree to use their best reasonable efforts to arrange to have all of the Submeters read within twenty-four (24) hours of each other on a monthly basis and to have the Submeters read concurrently with the Utility Company meter reading date for the Building Project.

                                    (iv)    If at any time following the
         installation and commencement of operation of the Submeters, any Submeter(s) are not functioning properly, the Submetered Electricity Charge for such period shall be deemed to be the amount obtained by multiplying: (a) a fraction, the numerator of which is the Submetered Electricity Charge for the affected space during the last full month that the Submeter(s) were properly functioning and the denominator of which is the actual number of days in such month; by (b) the number of days such Submeter(s) were not properly functioning. Notwithstanding the preceding sentence, such amount shall be appropriately adjusted if as a result of material seasonal changes or Tenant obtaining electricity in respect of different portions of the Demised Premises directly from a Utility Company, electricity use during the comparison period is substantially different.

                                    (v)     The Submeter Reader shall, during
         the Term, deliver to Tenant all of the bills (the "Submeter Bills") with respect to the Submetered Electricity Charge on a monthly basis. Owner shall arrange to have a duplicate copy of all of the Building's electric bills promptly sent to Tenant. Each Submeter Bill shall set forth each of the component charges comprising the Submetered Electricity Charge (and the calculations made to determine such charges) as measured by each individual Submeter. In the event that Tenant installs a totalizing meter for the purpose of demand measurement, all of the Submeters will be read and one bill submitted for each billing period. This bill shall set forth each of the components used to calculate the Submetered Electricity Charge, and the calculation based on Owner's Electric Rate made to determine such charge. Owner shall maintain complete and accurate records at its place of business set forth hereinabove of Owner's Electric Rate each of the components thereof, all of the Building's electric bills, submeter readings, engineer's reports and all related matters in connection with electricity supplied to the Building and to Tenant, which records, shall at all times, cover a period of not less than the immediately preceding two (2) years. Such records shall be made available to Tenant or Tenant's designee during normal business hours upon Tenant's request. Owner, Tenant or either of their designees may inspect any electric meters or Submeters in the Demised Premises during normal business hours. Owner agrees that it shall promptly send a copy of any Building electric bill it receives and any other information reasonably required, to the Submeter Reader to enable such company to prepare the Submeter Bills in accordance with the terms of this Article.

                                    (vi)    If a central processing unit or any
         other information collection or processing device is used in the collection of and/or transmission of information from the Submeters ("CPU"), such CPU shall be accessible to Owner so that Owner can monitor the Submeters and place service calls for the repair thereof when it is deemed that any Submeter is not recording information correctly. The decision to install a CPU shall belong solely to Tenant and the cost of the initial installation thereof shall be borne solely by Tenant. Under no circumstances shall Owner permit other tenants to have access to or permit other tenants to have use of (or in any way benefit from the installation by Tenant of) a CPU and Owner shall not use same.

                                    (vii)   If Tenant elects to obtain
         electricity on a submetered basis and thereafter, for any reason Owner is not legally permitted to charge Tenant for submetered electricity as provided herein, then Owner, at Tenant's election, if permitted under applicable law shall either: (a) furnish electricity to Tenant pursuant to the provisions of Article 38(B) above; or (b) furnish electricity to Tenant pursuant to the provisions of Article 38(D) below. In the event that Tenant is required by law to obtain electricity pursuant to any method other than the one then being utilized, such electricity shall be furnished to Tenant by means of the then existing building system, feeders, risers and wiring to the extent the same are suitable and safe for such purposes. Any additional equipment which may be required for Tenant to obtain electricity as may from time to time be required by law shall be installed by Owner with the reasonable cost (including without limitation the cost of labor, installation and costs incurred for splitting power) to be shared equally between Owner and Tenant.

                           (D) If Tenant elects to obtain electricity for any of Tenant's electrical needs in all or any part of the Demised Premises directly from a Utility Company, the cost of such electricity shall be paid by Tenant directly to such Utility Company, and Tenant shall be responsible for the cost of installing equipment to effectuate such method ( not to be included as a reimbursible item in subparagraph E, below).

                           (E) If at anytime during the Term, there is insufficient power in the Building to service Tenant's reasonable needs, Owner, at its sole cost and expense shall take all actions reasonably necessary (including without limitation applying for additional power to a Utility Company serving the Building) to provide Tenant with the electrical power it requires to conduct its business at the Demised Premises unless Tenant has caused such insufficiency of power through its negligent acts or willful misconduct in which event such Owner's action shall be taken at the sole cost and expense of Tenant. Notwithstanding anything to the contrary contained herein, in order to insure that the existing capacity of the electrical equipment in or otherwise serving the Demised Premises or the Building is not exceeded and to avert any possible adverse effect upon the Building's electrical service, Tenant shall not make any material alterations or additions or connections to the electric system of the Demised Premises or the Building existing as of the date hereof (unless same are depicted on plans approved in writing by Owner), without obtaining Owner's written direction as to which risers such additions, alterations or connections should be connected to, which direction shall not be unreasonably withheld or delayed. If Owner fails to give Tenant such direction within fifteen (15) business days following a request therefor, Owner shall be deemed to have given its direction to Tenant to connect such addition or alteration to risers which Tenant chooses in Tenant's reasonable business judgement, three (3) business days after Tenant has delivered to Owner at anytime following twelve
         (12) business days after the
         initial request is made, a second request for direction notifying Owner that Owner's direction will be deemed given if no response is delivered to Tenant within said three (3) business day period. If Tenant complies with Owner's directions regarding the location of the connection to certain risers and such directions prove to be faulty, inaccurate or insufficient, Owner shall reimburse Tenant for any and all costs and expenses incurred by Tenant to: (i) transfer and rearrange the connection of its installations or equipment to adequate power lines; and (ii) repair any and all damage to Tenant's improvements, installations or property caused by Tenant's reliance on Owner's initial directions. If at any time during the Term as a result of Tenant's excessive use of electricity in the Demised Premises, Owner is required to install additional risers and related equipment or transfer power from existing power lines to other existing power lines (hereinafter collectively referred to as "Additional Electrical Equipment") to supply Tenant with the electricity Tenant reasonably requires, Tenant shall (subject to the terms of the next sentence) reimburse Owner for the reasonable actual cost of such Additional Electrical Equipment and the installation thereof within ten (10) days of the presentation to Tenant of bills therefor. At the expiration or earlier termination of this lease (unless such earlier termination results from Tenant's breach of its obligations in this lease), Owner shall promptly return to Tenant that percentage of the cost of such Additional Electrical Equipment and the installation thereof paid by Tenant ("Tenant's Electrical Equipment Cost") in the last six (6) calendar years of the Term (as the same may have been extended), together with interest at the Interest Rate plus three (3%) percent accruing only from the expiration or earlier termination date of the Term, as follows: (1) Twenty (20%) percent of the Tenant's Electrical Equipment Cost actually paid by Tenant in the sixth (6th) to last year; (2) Forty (40%) percent of Tenant's Electrical Equipment Cost actually paid by Tenant in the fifth (5th) to last year; (3) Sixty (60%) percent of Tenant's Electrical Equipment Cost actually paid by Tenant in the fourth (4th) to last year; (4) Eighty (80%) percent of Tenant's Electrical Equipment Cost actually paid by Tenant in the third (3rd) to last year; and (5) One Hundred (100%) percent of Tenant's Electrical Equipment Cost actually paid by Tenant in the second (2nd) to last and last year. Owner shall not install any Additional Electrical Equipment for which it intends to seek reimbursement from Tenant without the consent of Tenant (which consent shall not be unreasonably withheld or delayed). Any request by Owner for Tenant's consent to the installation of Additional Electrical Equipment shall be accompanied by a statement setting forth at least the following:
         (a) Owner's calculation of Tenant's excessive use of Electricity as indicated by a survey (to be paid for by Owner), which shall be made as close as possible to Owner's request for Tenant's consent, measuring Tenant's total connected load for all equipment in the Demised Premises at the time the survey is made; (b) the cost of such Additional Electrical Equipment (accompanied by a proposal for the supply and installation of such equipment competitive in price from a reputable supplier and installer); and (c) proof that Tenant's excessive use is causing the need for the Additional Electrical Equipment. If Tenant and Owner cannot agree as to whether such additional electrical equipment is required or as to the cost therefor, they shall proceed to arbitration pursuant to Article 45 herein to resolve any dispute. The burden of proof shall be on Owner to show that Tenant's use is excessive and to prove that Tenant's excessive use of electricity is causing the need for Additional Electrical Equipment. If Owner shall install such Additional Electrical Equipment if same is required to supply Tenant with the amount of electricity Tenant reasonably requires then Owner shall be entitled to timely reimbursement from Tenant for the cost of the Additional Electrical Equipment, subject to subparagraph (F) below.

                           For purposes of this Article, "excessive use" shall mean that Tenant's total connected load in the Demised Premises on average calculated separately for each area serviced by the same risers and calculated on a per square foot basis, is significantly more than Tenant's total connected load in the Demised Premises calculated separately for each area serviced by the same risers and on average and calculated on a per square foot basis, as of the date hereof.

                           (F) If Tenant shall dispute any determination made by Owner or Owner's electrical engineer or consultant ("Owner's Engineer") with respect to electricity which is to be provided to Tenant pursuant to this lease or the charges therefor, such dispute shall be resolved by agreement between

         Owner's Engineer and Tenant's electrical engineer or consultant ("Tenant's Engineer"). If Owner's Engineer and Tenant's Engineer cannot resolve a dispute hereunder, they shall jointly select an independent third consultant. If Owner's Engineer and Tenant's Engineer are unable to agree on the selection of a third consultant within thirty (30) days , then the third consultant shall be appointed by the Real Estate Board of New York. Such consultant must have at least ten (10) year's experience as an electrical consultant in New York City. The third consultant shall collect whatever information and data pursuant to whatever method, he/she deems reasonably necessary to make his/her determination and shall conduct his/her own survey. In making his/her determination, such third consultant shall not review the determination of Owner's Engineer or Tenant's Engineer. The finding of the third consultant shall be binding and conclusive upon Owner and Tenant if the finding of the third consultant is within ten (10%) percent of the findings of both Owner's Engineer and Tenant's Engineer. If the finding of the third consultant varies from either Tenant's or Owner's finding by more than ten (10%) percent, then the determination of the third consultant shall not be binding upon either Owner or Tenant. In such event and if the parties hereto cannot resolve their dispute, then the dispute shall be submitted to arbitration pursuant to Article 45 hereof. The fees of the third consultant shall be split equally between Owner and Tenant. Until such time as the dispute is resolved as hereinabove provided, Tenant shall be obligated to pay the disputed charge without prejudice to Tenant's position. Except as stated in the next sentence, if it is determined that Tenant has overpaid, Tenant shall be entitled to a credit in the amount of such excess plus interest at the Interest Rate against the next succeeding payments due from Tenant for Fixed Rent and additional rent and such credit shall be indicated on Tenant's rent bill. If such dispute is resolved at the end of the Term or thereafter, any overpayment by Tenant shall be paid by Owner to Tenant within ten (10) days of the resolution of such dispute. The provisions of this Article 38(F) shall survive the expiration or earlier termination of the Lease.

                           (G) If at anytime Tenant elects to change the method by which it obtains or is billed for electricity pursuant to the provisions of this Article 38, Owner shall not reduce or discontinue the supply of electricity to Tenant until Tenant obtains such service pursuant to such other method.

                           (H) Except as otherwise specified herein, Owner shall not be liable in any way to Tenant for any failure or defect in the supply, quantity or character of electric current furnished to the Demised Premises other than as may result from Owner's negligent acts or omissions or willful misconduct. Owner shall not take any affirmative action to diminish the supply of electricity.

                           (I) Tenant, at Tenant's expense, shall purchase and install all lamps, bulbs, tubes, ballasts and starters used in the Demised Premises.

                           (J) Amounts due to Owner under this Article 38 shall be deemed additional rent."

Q.       ARTICLE 27 OF THE ORIGINAL LEASE, SERVICES PROVIDED BY OWNER:

         SUBPARAGRAPH (C)(iii): is deleted in its entirety, and replaced with:
         " (C)(iii) Any air conditioning equipment including AC Equipment (as hereinafter defined) shall be the property of Owner upon the expiration or earlier termination of this Lease. Subject to the provisions of this subparagraph, Tenant may install such air conditioning equipment as it may reasonably require to provide air conditioning to the Demised Premises. Such equipment (including Tenant's air conditioning equipment installed in the Demised Premises prior to November 1, 1998), hereinafter referred to as "AC Equipment", may include, without limitation, duct work, piping, electric lines, defusers, controls and related equipment, package units and cooling tower. Tenant shall be solely responsible for promptly repairing and maintaining the AC Equipment at Tenant's expense throughout the Term. Prior to installing any AC Equipment, Tenant shall obtain Owner's written consent, if required under Article 3 above, which consent shall not be unreasonably withheld or delayed. Tenant shall keep Owner apprised in writing of changes in AC Equipment. Owner hereby acknowledges that Tenant currently intends to install a cooling tower on a portion of the roof of the Building in a location reasonably acceptable to both parties and Owner hereby consents to such installation at Tenant's sole cost and expense (but at no charge from Owner), subject to Tenant providing Owner with an engineer's report (such engineer to be selected (and paid for) by Tenant and reasonably satisfactory to Owner) stating that such installation will be structurally sound and will not otherwise damage the Building. Owner hereby agrees to make available to Tenant, without charge, a shaft area for installation of Tenant's water riser, electrical riser, fresh air ducts and related equipment from the roof of the Building to the basement of the Building in a mutually acceptable location and size (both parties acting reasonably with regard thereto, it being understood, however that Tenant shall have priority with respect to the use of such shaft). Tenant shall cooperate (at no additional cost to Tenant) in good faith with Landlord to accommodate Landlord's use of such shaft. If Tenant needs to install a new shaft for it's AC Equipment or Tenant's electrical equipment, Tenant shall notify Landlord thereof in writing and Tenant shall cooperate (at no additional cost to Tenant) in good faith with Landlord to accommodate Landlord's possible use of such shaft. Tenant agrees to timely pay for all water consumed by the AC Equipment as measured by meters or submeters to be installed, repaired and maintained therefor at Tenant's expense. Owner agrees, upon written request of Tenant, to promptly register any water meter or submeter installed by Tenant, at Tenant's expense, with the New York

         City Agency having jurisdiction, and agrees that Tenant shall be entitled to any credit, rebate, benefit allowed, given or paid with respect to such meter, submeter or the water consumed by Tenant as long as same does not adversely affect Owner. Tenant shall timely pay all charges (sewer, water or other) in regard to any such meter(s) or submeter(s). Owner agrees to make available up to 450 square feet of mechanical space on a service floor of the building as and for Tenant's AC Equipment and/or Tenant's electrical equipment, and up to 300 square feet of space in a basement switch gear room of the Building as and for Tenant's electric equipment and/or if Tenant goes to direct electric metering per Article 38 below, in a location reasonably acceptable to both parties, for which Tenant shall thereupon pay $12.50 per square foot per annum, as additional rent, in equal monthly installments the first day in advance of each month during the Term hereof, commencing the month that Tenant is given possession of such space until the expiration or earlier termination of this Lease, or such sooner time as Tenant ceases to use said space for its AC Equipment or Tenant's electrical equipment.

         Owner agrees to contribute $552,388.00 (the "AC Contribution") to Tenant's cost of the AC Equipment installed by Tenant after November 1, 1998, such Contribution to be made ten (10) days after presentation to Owner by Tenant of invoices indicating that at least such amount has been paid by Tenant for AC Equipment. If Owner fails to pay the AC contribution to Tenant for ten (10) days after notice that it is due, Tenant shall be entitled to setoff the amount thereof with interest at the Interest Rate (calculated from the due date of the payment) against Tenant's ensuing rental obligations to Owner. Upon any expiration or earlier termination of this Lease Tenant shall surrender all AC Equipment in its existing condition."

         2. Except as set forth in Paragraph 1, above, the Lease is in all other respects ratified and confirmed. Each party confirms herewith that the other party is not in default under any provision of the Lease as of the date this Amendment is executed and delivered.

         3. Owner and Tenant each represent that it has full authority to execute and deliver this Agreement, subject to Paragraph 4, below.

         4. This First Amendment shall have no legal force and effect unless and until it is executed and delivered by both parties hereto, and any required mortgagee consent is obtained in writing.

         5. Owner acknowledges that Tenant is currently seeking financial assistance from the New York City Industrial Development Agency and the Empire State Development Corp. In the event either of the agencies fails to induce and/or approve the final assistance packages being sought by Tenant by May 31, 1999, Tenant shall have a right to terminate and void this First Amendment by written notice delivered to Owner by June 30, 1999. If Tenant becomes aware of a manner in which Owner may benefit from any incentive program Tenant is negotiating or has applied for, then Tenant shall promptly advise Owner of same in writing.

         IN WITNESS WHEREOF, The parties hereto have executed this First Amendment, as of the day and year first above written.

LECHAR REALTY CORP.                         LIZ CLAIBORNE INC.

BY:  /S/LEON H. CHARNEY                      BY:  /S/SAMUEL MILLER
     ------------------                           ----------------
     LEON H. CHARNEY, PRESIDENT                   SAMUEL MILLER,
                                                  SENIOR VICE PRESIDENT-FINANCE
                                                  CHIEF FINANCIAL OFFICER

                                  EXHIBIT A-1
                                  -----------

                           UNIT NO.                              SQUARE FEET
                           --------                              -----------
                           ROOM 201                                   15,730

                           ROOM 202                                    2,500

                           ROOM 203/203A                               9,006

                           ROOM 300                                   17,401

                           ROOM 338                                      327

                           ROOM 400                                    7,870

                           ROOM 401                                    7,985

                           ROOM 402                                    2,355

                           ROOM 500                                   18,108

                           ROOM 601                                    6,155

                           ROOM 611                                   11,953

                           ROOM 700                                   18,000

                           ROOM 805                                    1,500

                           ROOM 815                                    2,368

                           ROOM 820                                    4,300

                           ROOM 840                                    1,036

                           ROOM 843                                      330

                           ROOM 870                                    3,914

                           ROOM 895                                    2,591

                           ROOM 897                                    2,070

                           ROOM 1201                                   1,742

                           UNIT NO.                         SQUARE FEET
                           --------                         -----------
                           ROOM 1211                              5,600

                           ROOM 1250                              1,080

                           ROOM 1261                              8,777

                           ROOM 1410                                774

                           ROOM 1415                              1,036

                           ROOM 1420                                916

                           ROOM 1425                                878

                           ROOM 1430                                916

                           ROOM 1435                                973

                           ROOM 1438                                321

                           ROOM 1440                              1,527

                           ROOM 1450                              1,489

                           ROOM 1455                              1,054

                           ROOM 1457                                880

                           ROOM 1461                                904

                           ROOM 1463                                420

                           ROOM 1464/65                             794

                           ROOM 1466                              1,227

                           ROOM 1469                                422

                           ROOM 1475                                321

                           ROOM 1480                                367

                           ROOM 1482                                535

                           ROOM 1485                                           1,070




                           UNIT NO.                                      SQUARE FEET
                           --------                                      -----------
                           ROOM 1490                                           1,605

                           ROOM 1500                                          17,939

                           ROOM 1600                                           8,417

                           ROOM 1601                                           6,996

                           ROOM 1603                                           2,862

                           ROOM 1701                                           9,441

                           ROOM 1711                                           7,559

                           ROOM 1801                                           6,203

                           ROOM 1811                                           3,236

                           ROOM 1820                                           1,690

                           ROOM 1830                                           1,565

                           ROOM 1835                                           1,300

                           ROOM 1901                                           2,775

                           ROOM 1911                                           3,799

                           ROOM 1921                                           3,763

                           ROOM 1931                                           2,831

                           ROOM 2001A                                          1,700

                           ROOM 2002                                           1,500

                           ROOM 2009                                           2,170

                           ROOM 2010                                           1,325

                           ROOM 2020                                           1,952

                           ROOM 2030                                           3,168

                           ROOM 2040                                           2,250




                           UNIT NO.                                      SQUARE FEET
                           --------                                      -----------
                           ROOM 2202                                           2,816

                           ROOM 2210                                           2,509

                           ROOM 2217/50                                        3,882

                           ROOM 2251                                           1,746

                                                                           ---------

                           TOTALS:                                           276,521

                                  EXHIBIT C-1

                             AUTOMATIC OPTION SPACE

                                         RENTABLE                    INITIAL
             SPACE                     SQUARE FOOTAGE            EXPIRATION DATE                   TENANT
             -----                     --------------            ---------------                   ------

------------------------------- ---------------------------- ---------------------------- ----------------------------
             2301                           791                       12/31/98                  City Girl Inc.
------------------------------- ---------------------------- ---------------------------- ----------------------------
             2303                          2,100                      10/31/99                      Vacant
------------------------------- ---------------------------- ---------------------------- ----------------------------
             2305                           520                       3/31/2001                Dennelle Sales &
                                                                                                Marketing Inc.
------------------------------- ---------------------------- ---------------------------- ----------------------------
             2701                          1,345                       6/30/99                 Pretty Talk Inc.
------------------------------- ---------------------------- ---------------------------- ----------------------------
             2702                          2,258                      2/29/2008                 St. Kitti Inc.
------------------------------- ---------------------------- ---------------------------- ----------------------------
             2703                          2,439                       7/31/99                 Casa Maglia Inc.
------------------------------- ---------------------------- ---------------------------- ----------------------------
             2790                          2,025                       6/30/99                 Pretty Talk Inc.
------------------------------- ---------------------------- ---------------------------- ----------------------------

                                  EXHIBIT C-2

                            CONTINGENT OPTION SPACE


                                         RENTABLE                    INITIAL
             SPACE                     SQUARE FOOTAGE            EXPIRATION DATE                   TENANT
             -----                     --------------            ---------------                   ------

------------------------------- ---------------------------- ---------------------------- ----------------------------
      0900, 1000 & 1100                   54,378                      1/31/2007                Ellen Tracy Inc.
   (entire 9th, 10th & 11th          9th Floor: 18,170
           floors)                  10th Floor: 18,100
                                    11th Floor: 18,108
------------------------------- ---------------------------- ---------------------------- ----------------------------
         2100 & 2900                      17,039                     11/14/2003             Marisa Christina Inc.,
 (entire 21st & 29th floors)                                                                    as successor to
                                                                                            Adrienne Vittadini Inc.
------------------------------- ---------------------------- ---------------------------- ----------------------------
             2300                          1,250                      3/31/2000                  Belford Inc.
------------------------------- ---------------------------- ---------------------------- ----------------------------
         2304 & 2306                       2,412                      8/31/2000                St. Germain Inc.
------------------------------- ---------------------------- ---------------------------- ----------------------------
             2308                          3,399                     12/31/2002                GMR Fashions Inc.
------------------------------- ---------------------------- ---------------------------- ----------------------------
             2401                          6,619                      3/31/2006                  Belford Inc.
------------------------------- ---------------------------- ---------------------------- ----------------------------
         2402 & 2410                       5,013                      1/31/2007                Ellen Tracy Inc.
------------------------------- ---------------------------- ---------------------------- ----------------------------
         2501 & 2502                       3,213                      7/31/2003              Francine Browner Inc.
------------------------------- ---------------------------- ---------------------------- ----------------------------
      2504, 2507 & 2508                    6,541                      1/31/2007            Gloria Vanderbilt Apparel
------------------------------- ---------------------------- ---------------------------- ----------------------------
         2601 & 2602                       6,925                      6/30/2006                  Segrets Inc.
------------------------------- ---------------------------- ---------------------------- ----------------------------
             2604                          2,829                      6/30/2003                  Segrets Inc.
------------------------------- ---------------------------- ---------------------------- ----------------------------
             2800                          6,000                     10/31/2006                  Bimoteur Inc.
(entire 28th & 29th floors)
------------------------------- ---------------------------- ---------------------------- ----------------------------
             3000                          5,996                      5/31/2004                Donna Ricco Inc.
------------------------------- ---------------------------- ---------------------------- ----------------------------
             3102                          2,333                                                  L. Charney
------------------------------- ---------------------------- ---------------------------- ----------------------------
             3101                          3,588                     To be let,
                                                                   presently vacant
------------------------------- ---------------------------- ---------------------------- ----------------------------
             3200                          4,335                     To be let,
                                                                   presently vacant
------------------------------- ---------------------------- ---------------------------- ----------------------------
             3300                          3,750                     11/30/2001                 Karen Kane Inc.
------------------------------- ---------------------------- ---------------------------- ----------------------------
             3400                          3,628                      4/30/2002                  Serrance Inc.
------------------------------- ---------------------------- ---------------------------- ----------------------------